Exhibit 99.3

TapImmune Presents New Data at San Antonio Breast Cancer Symposium Showing Robust Generation of T-Cell Immunity

PR Newswire

JACKSONVILLE, Florida, December 10, 2015

JACKSONVILLE, Florida, December 10, 2015 /PRNewswire/ --
▪	Vaccination with TPIV 100 boosts T-cell immunity to HER2 in HER2+ Breast Cancer Patients
▪	Provides catalyst to start Phase II studies

TapImmune, Inc. (TPIV), a clinical-stage onco-immunology company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer & metastatic disease, today presented new data at the San Antonio Breast Cancer Symposium in the poster titled, "Robust generation of T-cell immunity to HER2 in HER2+ breast cancer patients with a degenerate subdominant HLA-DR epitope vaccine." The poster was co-authored by Dr. Wilson, Dr. Knutson, Dr Degnim and other researchers from the Mayo Clinic in Rochester, Minnesota and presented by Dr. Glynn Wilson of TapImmune and Dr. Amy Degnim MD of the Mayo Clinic.

Results showing that 90% of patients produce robust T-cell immunity suggest that TPIV 100 may be useful in several therapeutic applications including: prevention of disease recurrence when administered following standard-of-care treatment in women with no evidence of disease; administered as a combination therapy including in HER2 metastatic patients; and used before surgery to potentially induce tumor regression.

"These encouraging data provide the rationale and catalyst for TapImmune to start Phase II clinical trials on TPIV 100," stated Dr. Glynn Wilson, Chairman and CEO of TapImmune. "There is a clear and unmet need for more efficacious treatment in a larger population of HER2+ breast cancer patients and the data show TPIV 100 has the potential to address this need through several different therapeutic applications, pre, post and in conjunction with current standard of care treatments."

These data show the Phase I results on TPIV 100, a vaccine containing 4 Class II HER2neu antigens. In summary, vaccination generates T-cell immunity to naturally processed HER2neu antigens. Responses to the individual peptide antigens was high (ranging from 68-88%), which led to the majority (90%) of patients generating T-cells that recognized naturally processed antigens, a clear improvement over previous vaccines with more limited utility.   Elevated T-cell frequency to HER2 was observed 3 months after the last vaccination demonstrating memory immunity.  Antibody immunity to HER2 was modestly increased in vaccinated patients.

About TapImmune Inc.

TapImmune Inc. is an immunotherapy company specializing in the development of innovative technologies for the treatment of cancer, including metastasis, and infectious disease. The Company's peptide or nucleic acid-based immunotherapeutics, comprise one or multiple naturally processed epitopes (NPEs) designed to comprehensively stimulate a patients' killer T-cells, helper T-cells and to restore or further augment antigen presentation by using proprietary nucleic acid-based expression systems. The Company's technologies may be used as stand-alone medications or in combination with current treatment modalities. Please visit the Company's website at www.tapimmune.com for details.

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company's expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements". Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company's most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

Contacts:
TapImmune Inc.,
Glynn Wilson, Ph.D.
Chairman & CEO
+1-866-359-7541